UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
November 30, 2018

Pioneer Financial Services, Inc.
(Exact name of registrant as specified in its charter)

Missouri	333-103293	44-0607504
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

4700 Belleview Avenue, Suite 300, Kansas City, Missouri	64112
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code: (816) 756-2020

Not Applicable
(Former name, former address and former fiscal year, if
changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Section 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 1.01 Entry into a Material Definitive Agreement.

Entry into the Non-Recourse Loan Sale and Master Services Agreement

As previously disclosed, MidCountry Financial Corp. (“MCFC”) and MidCountry Bank, FSB (“MCB”) entered into an agreement on June 11, 2018 to sell MCB to MidCountry Acquisition Corp., a company formed by a third party to purchase MCB (the “MidCountry Bank Sale”). On November 30, 2018, MCFC completed the MidCountry Bank Sale.

In connection with the MidCountry Bank Sale, also on November 30, 2018, Pioneer Financial Services, Inc. (the “Company”), Pioneer Funding, Inc., Pioneer Services Corp., Pioneer Services Sales Finance, Inc. (collectively, the “Purchasers”), MCB, and CIBC Bank USA, as administrative agent (the “Agent”) for itself and certain other lenders (the “Lenders”) under the Company’s credit agreement, dated December 23, 2015, as amended (the “Credit Agreement”), entered into the Non-Recourse Loan Sale and Master Services Agreement (the “New LSMS Agreement”) governing the origination and servicing relationship between MCB and the Company. The New LSMS Agreement supersedes and replaces the Fifth Amended and Restated Loan Sale and Master Services Agreement (“Old LSMS Agreement”) that was in effect prior to the consummation of the MidCountry Bank Sale.

Under the provisions of the New LSMS Agreement, MCB is required to perform services similar to those previously provided to the Company under the Old LSMS Agreement, which are summarized below. In exchange for such services, the Company and MCFC will pay certain fees to MCB and reimburse MCB for certain expenses attributable to the services performed for the Company on a monthly basis during the term of the New LSMS Agreement.

Under the provisions of the New LSMS Agreement, MCB will originate, without recourse to MCB (unless loans are originated in violation of the New LSMS Agreement or applicable law), certain unsecured consumer loans in accordance with the Company’s purchasing guidelines and credit policy, MCB’s credit policy, all licenses relating to the Company’s consumer lending platform (the “Consumer Lending Platform”) and all applicable laws (such loans, being the “Loans”). MCB will then sell the Loans without recourse to one or more of the Purchasers. The Purchasers have the exclusive right to purchase the Loans. MCB may also originate Loans for its own account (and not for sale to the Purchasers). The Company must pay MCB for purchased Loans on each business day on which a purchased Loan is funded.

Under the New LSMS Agreement, MCB will also provide the Company with various services, such as those related to servicing and management of accounts, marketing, recovery of charged-off accounts and business development (the “Services”). On a monthly basis, the Company will pay MCB a fee equal to 100% of MCB’s actual costs to provide the Services for the Company’s purchased Loans. In addition to the monthly expense reimbursements, upon consummation of the MidCountry Bank Sale, MCB received a $3.0 million pre-paid fee (the “Pre-Paid Fee”) that was deducted from the purchase price payable to MCFC by MidCountry Acquisition Corp. in connection with the MidCountry Bank Sale. The Pre-Paid Fee covers Services to be provided during the initial two-year term of the New LSMS Agreement (in addition to the monthly expense reimbursements).

To facilitate MCB’s servicing of the purchased Loans, the Company has granted MCB, during the term of the New LSMS Agreement, (1) the non-exclusive rights to use certain intellectual property, including its trade names, service marks and trademarks, and (2) the non-exclusive right to use its Consumer Lending Platform or such other system or systems as may be used by MCB and/or the Company from time to time and all associated hardware and software. The Company has retained ownership of these items.

If (i) a default under the Credit Agreement has occurred and is continuing; (ii) a breach or default by the Company of the New LSMS Agreement has occurred and is continuing; or (iii) the Company or the Agent has received a termination notice of the New LSMS Agreement from MCB, the Agent may retain MCB to perform the Services on all Loans purchased by the Company for a monthly service charge equal to 110% of MCB’s actual cost of providing such Services. The Agent may request that MCB provide, to the Agent or its designee, access to any systems being used by MCB and all the related hardware and software and access to MCB’s employees, to service and collect amounts owed on the Company’s purchased Loans.

The New LSMS Agreement has an initial term of two years, expiring on November 30, 2020. The Company has the option to extend the term of the New LSMS Agreement for an additional year by delivering written notice of its exercise of such option at least 90 days prior to the expiration of the initial term. If the Company exercises its option to extend the New LSMS Agreement for an additional year, the Company will pay a monthly service charge equal to 110% of MCB’s actual cost of providing such Services.

MCB may terminate the New LSMS Agreement by delivering written notice to the Company and the Agent, if the Company fails to perform certain obligations thereunder. Such termination will take effect thirty days after the Company and the Agent receive such written notice. The Company may terminate the New LSMS Agreement, if the Agent provides its prior written consent, by delivering notice to MCB, if MCB breaches or fails to materially comply with any of its obligations thereunder and such breach or failure is not cured within thirty days of such notice. Termination by the Company will be effective upon MCB’s receipt of such notice. In certain termination events during the initial two-year term of the New LSMS Agreement, MCB will be required to reimburse the Purchasers for a pro rata portion of the Pre-Paid Fee.

In connection with the MidCountry Bank Sale, MCB retained the MCB consumer banking division. Upon the expiration or termination of the New LSMS Agreement, the Company has the right, but not the obligation (the “CBD Purchase Option”), to acquire from MCB all (but not less than all) assets and employees and to assume certain liabilities associated with MCB’s consumer banking division for the sum of $1.00 plus the increase in the value of such assets, if any, on the books of MCB (net of assumed liabilities accrued on the books of MCB) from November 30, 2018 through the date immediately preceding the date on which the CBD Purchase Option is exercised.

In addition, the New LSMS Agreement contains customary representations, warranties and covenants from both the Purchasers and MCB. Subject to certain limitations, the Purchasers have agreed to indemnify MCB against, and hold MCB harmless from, any and all liabilities, damages, and costs, including reasonable attorneys’ fees, resulting from MCB’s performance of the Services in compliance with the New LSMS Agreement. Subject to certain limitations, MCB has agreed to indemnify the Purchasers, the Agent and the Lenders against, and hold the Purchasers, the Agent and the Lenders harmless from, any and all liabilities, damages, and costs, including reasonable attorneys’ fees, resulting from MCB’s failure to comply with the provisions of the New LSMS Agreement or applicable laws or MCB’s breach of any representations, warranties and/or covenants under the New LSMS Agreement.

The preceding summary of the New LSMS Agreement is not complete and is qualified in its entirety by reference to the full text of the New LSMS Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 1.02 Termination of a Material Definitive Agreement.

Termination of the Fifth Amended and Restated Loan Sale and Master Services Agreement

On November 30, 2018, the Company and MCB terminated the Old LSMS Agreement, dated as of December 23, 2015, which contemplated, among other things, that MCB would provide certain loan servicing and originating services to the Company.

Item 9.01 Financial Statements and Exhibits.

Pursuant to the rules and regulations of the SEC, the Company has filed the New LSMS Agreement as an exhibit to this Current Report on Form 8-K.

The New LSMS Agreement contains representations, warranties and covenants by the parties and other factual information about the Company and its affiliates or their respective businesses or operations. The representations, warranties, covenants and other factual statements: (i) have been made solely for the benefit of the other party or parties to such agreements and amendments; (ii) were made only as of the date of such agreements and amendments or such other date(s) as expressly set forth in such agreements or amendments and are subject to more recent developments, which may not be fully reflected in our public disclosure; (iii) may have been subject to qualifications with respect to materiality, knowledge and other matters, which qualifications modify, qualify and create exceptions to the representations, warranties and covenants in the agreements or amendments; (iv) may be qualified by disclosures made to such other party or parties in connection with signing such agreements or amendments, which disclosures contain information that modifies, qualifies and creates exceptions to the representations, warranties and covenants in such agreements or amendments; (v) have been made to reflect the allocation of risk among the parties to such agreements or amendments rather than establishing matters as facts; and (vi) may apply materiality standards different from what may be viewed as material to investors. Accordingly, these representations, warranties, covenants and statements of fact should not be relied upon by investors as they may not describe the Company's actual state of affairs as of November 30, 2018 or as of the date of filing this Current Report on Form 8-K.

Exhibit No.	Description of Exhibit
10.1
Non-Recourse Loan Sale and Master Services Agreement, dated November 30, 2018, by and among MidCountry Bank, FSB, Pioneer Financial Services, Inc., Pioneer Funding, Inc., Pioneer Services Corp., Pioneer Services Sales Finance, Inc., and CIBC Bank USA, as administrative agent for itself and certain other lenders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Name	Title	Date

/s/ Timothy L. Stanley	Chief Executive Officer, Vice Chairman of the	December 6, 2018
Timothy L. Stanley	Board (Principal Executive Officer)